Exhibit 10.1

CONVERSION AGREEMENT

This conversion agreement (this “Agreement”) is entered on June 10, 2024 (the “Agreement”), by and between Palella Holdings LLC (“Note Holder”) and micromobility.com Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company entered into a convertible note, as amended with Palella Holdings LLC (the “Note Holder”) on January 31, 2024, with a maturity date of January 31, 2025, the terms of the note, as amended permit the conversion price to be determined by the Company and the Note Holder at the time of each conversion (the “Note”);

WHEREAS, the Company and the Note Holder intend to settle portion of the principal amount of the Note amounting to $705,441.98 equal to 47,029,465 shares of the common stock of the Company using a conversion price of $0.015 (the “Shares”); and

WHEREAS, the closing price of the common stock of the Company on the Nasdaq Capital market was $0.0148 on June 10, 2024.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, each of the Company and the Note Holder agrees as follows:

1.	Share Purchase. The Note Holder hereby converts portion of the Note for the Shares. Upon the issuance of the res, $705,441.98 shall be deemed by the Company and the Note Holder as fully paid. The conversion price is $0.015 per share of common stock of the Company.
2.	Representations and Warranties of the Company. In addition to the representations and warranties agreed to in the Note, the Company represents and warrants on the date of this Agreement as follows:

(a)        The Company has the power and authority to execute, deliver and perform its obligations under this Agreement and the transactions contemplated by it. No limit on its powers will be exceeded as a result of the actions contemplated in this Agreement.

(b)        The execution, delivery and performance of the obligations in, and transactions contemplated by, this Agreement, do not and will not contravene or conflict with:

(i)        the Company's certificate of incorporation, bylaws, or other organizational document;

(ii)        any agreement or instrument binding on the Company or its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

(iii)        any law or regulation or judicial or official order, applicable to the Company.

(c)        The Company has taken all necessary action and obtained all required or desirable authorizations to enable it to execute, deliver and perform its obligations under this Agreement and the transactions contemplated by it and to make it admissible in evidence in its jurisdiction of incorporation. All such authorizations are in full force and effect.

(d)        The Company's obligations under this Agreement are legal, valid, binding and enforceable in accordance with its terms.

Representations and Warranties of the Note Holder.

In addition to the representations and warranties agreed to in the Note, the Note Holder represents and warrants:

(a)        The decision to execute this Agreement has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(b)        The Note Holder believes it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Shares. The Note Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; the Note Holder has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions;

(c)        The Note Holder has the legal capacity and competence to enter into and execute this Agreement and to take all actions required hereby and, the Note Holder is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary approvals by its directors and shareholders to authorize execution and performance of this Agreement on its behalf;

(d)        The amount due is free and clear of all liens, encumbrances and claims.

(e)        The Note Holder acknowledges that (i) the Shares shall be deemed “restricted securities” pursuant to the rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”), and as such may not be resold unless it is pursuant to registration with the U.S. Securities and Exchange Commission or pursuant to an exemption from such registration and (ii) a legend setting out the restrictions in (i) above shall be placed on any certificate representing the Shares (or noted in book-entry if not certificated) until such time that the Shares may be resold pursuant to registration as mentioned above or an exemption therefrom.

(f)        The Note Holder is an “accredited investor” as such term is defined in Regulation D under the U.S. Securities Act of 1933, as amended.

4.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Agreement shall be deemed effective service of process on such party.

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IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

Micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella CEO

Palella Holdings LLC:

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Sole Member and Manager